As filed with the Securities and Exchange Commission on February 28, 2020.
Registration No. 333-223678

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

British American Tobacco p.l.c.
(Exact Name of Registrant as Specified in Its Charter)

England and Wales	98-0207762
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Globe House
4 Temple Place
London WC2R 2PG
United Kingdom
+44 (0) 20 7845 1000
(Address of Principal Executive Offices, Including Zip Code)

Reynolds American Inc. 2018 Omnibus Incentive Compensation Plan
Rules of the British American Tobacco 2016 Long Term Incentive Plan
(Full Title of the Plans)

Puglisi & Associates
850 Library Avenue
Suite 204
Newark, DE 19711
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Alyssa K. Caples
Cravath, Swaine & Moore LLP
CityPoint
One Ropemaker Street
London EC2Y 9HR, United Kingdom
+44 (0) 20 7453 1000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On March 15, 2018, British American Tobacco p.l.c. (“BAT” or the “Registrant”) filed a registration statement on Form S-8 (Registration No. 333-223678) (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register (i) the offer or sale of up to 1,300,000 ordinary shares, nominal value 25 pence per share (“Ordinary Shares”) under the Reynolds American Inc. 2018 Omnibus Incentive Compensation Plan and (ii) the offer or sale of up to 3,700,000 Ordinary Shares under the British American Tobacco 2016 Long Term Incentive Plan (the “BAT LTIP”).  The applicable registration fees were paid at the time of the original filing of the Registration Statement. The Ordinary Shares offered or sold prior to the date of this Post-Effective Amendment No. 1 to the Registration Statement (the “Amendment”) consisted solely of Ordinary Shares acquired by BAT through open-market purchases and therefore no opinion of counsel as to the legality of such securities was required.  However, BAT now desires the flexibility of using other Ordinary Shares to satisfy its obligations under the BAT LTIP.  Therefore, this Amendment is hereby filed for the sole purpose of including an opinion of counsel as to the legality of the securities previously registered for offer or sale under the BAT LTIP, as an exhibit to the Registration Statement and to update the information contained in Item 5.  The Registration Statement shall remain unchanged in all other respects.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England on February 28, 2020.

BRITISH AMERICAN TOBACCO P.L.C.

By:	/s/ Paul McCrory
Name: Paul McCrory
Title: Company Secretary

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated below on February 28, 2020.

Name	Title

*
Name: Richard Burrows	Chairman

/s/ Jack Bowles
Name: Jack Bowles	Executive Director - Chief Executive
(Principal Executive Officer)

/s/ Tadeu Marroco
Name: Tadeu Marroco	Executive Director - Finance Director
(Principal Financial and Accounting Officer)

*
Name: Kieran Poynter	Senior Independent Director

*
Name: Susan Farr	Non-Executive Director

2

*
Name: Holly Keller Koeppel	Non-Executive Director

*
Name: Dr. Marion Helmes	Non-Executive Director

*
Name: Luc Jobin
Non-Executive Director

*
Name: Savio Kwan
Non-Executive Director

*
Name: Dimitri Panayotopoulos
Non-Executive Director

*Paul McCrory, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 on behalf of the above indicated directors and officers of the Registrant pursuant to a power of attorney filed with the Commission.

/s/ Paul McCrory
By:	Name: Paul McCrory	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

/s/ Donald J. Puglisi
By:	Name: Donald J. Puglisi	Authorized Representative in the United States
Title: Managing Director, Puglisi & Associates

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Herbert Smith Freehills LLP regarding legality of the British American Tobacco p.l.c. ordinary shares being registered pursuant to this Registration Statement.

23.2	Consent of Herbert Smith Freehills LLP (included in Exhibit 5.1).

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